Exhibit 3.1

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE LIMITED LIABILITY COMPANY
TO A NON-DELAWARE ENTITY
PURSUANT TO SECTION 18-216 OF
THE DELAWARE LIMITED LIABILITY COMPANY ACT

1.
The name of the Delaware limited liability company is “LandBridge Company LLC.”

2.
The date of filing of the limited liability company’s original Certificate of Formation with the Delaware Secretary of State was September 27, 2023.

3.
The jurisdiction to which the limited liability company shall convert is Texas and the name under which the entity shall be known is “LandBridge Corporation.”

4.
The conversion has been approved in accordance with Section 18-216 of the Delaware Limited Liability Company Act.

5.
The limited liability company agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the limited liability company arising while it was a limited liability company of the State of Delaware, as well as for enforcement of any obligation of such other entity arising from the conversion, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such action, suit or proceeding.

6.
The address to which a copy of the process shall be mailed by the Secretary of State is 5555 San Felipe Street, Suite 1200, Houston, Texas 77056.

7.
A plan of conversion has been approved and adopted in accordance with Section 18-216 of the Delaware Limited Liability Company Act in connection with the conversion of the limited liability company effected hereby, and all provisions of such plan of conversion have been approved in accordance with Section 18-216 of the Delaware Limited Liability Company Act.

8.
This Certificate shall become effective at a later date, which is not more than one hundred and eighty days after the date of its filings. The delayed effective date is 3:01 p.m. Central Time on October 13, 2026.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 13th day of October, A.D. 2026.

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Executive Vice President, Chief Financial Officer

Signature Page to Delaware Certificate of Conversion